EXHIBIT 21

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                         SUBSIDIARIES OF THE REGISTRANT


Parent

Harrodsburg First Financial Bancorp, Inc.


                                               Percentage        State of
Subsidiaries                                     Owned           Incorporation
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First Federal Savings Bank of Harrodsburg (a)     100%           United States

Harrodsburg Savings and Loan                      100%           Kentucky
  Service Corporation (a)


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(a)      The  operations  of this  subsidiary  are included in the  consolidated
         financial   statements   contained   in  the  1999  Annual   Report  to
         Stockholders incorporated herein by reference.